Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts



Nuveen Ohio Dividend Advantage Municipal Fund 2
333-66062
811-10445


We hereby incorporate by reference a new Sub-
Advisory Agreement filed as Exhibit 99G.5 to
Conformed Submission Type N-2A, accession number 0001193125-11-081798, on March 30,
2011.